Exhibit 5.3

Writer’s Direct Dial: +1 212-225-2650 E-Mail: cbrod@cgsh.com	November 29, 2012

Atlantic Power Corporation

One Federal Street, Floor 30

Boston, Massachusetts 02110

Ladies and Gentlemen:

We have acted as special United States counsel to Atlantic Power Corporation, a British Columbia corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of the Company’s post-effective amendment No. 1 to its registration statement on Form S-3 (No. 333-183135) (as so amended or supplemented, but excluding the documents incorporated by reference therein, the “Registration Statement”) filed pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) common shares, no par value per share, of the Company (the “Common Stock”), (ii) debt securities of the Company, which may be convertible into Common Stock, to be issued under an indenture governed by the laws of the Province of Ontario, as amended or supplemented, and (iii) debt securities of the Company, which may be convertible into Common Stock (the “Debt Securities”), to be issued under an indenture governed by the laws of the State of New York, as amended or supplemented (the “Indenture”), between the Company and the trustee to be named therein.  The Debt Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)                                 the Registration Statement and the documents incorporated by reference therein; and

(b)                                 the form of the Indenture, filed as an exhibit to the Registration Statement, including the form of Debt Securities.

In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of Debt Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it; (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity; and (c) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinion expressed above, we have further assumed that (a) prior to the issuance of the Debt Securities, the Company will authorize the offering and issuance of the Debt Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and to the terms of the Indenture, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (b) prior to the issuance of the Debt Securities, the Company will duly authorize, execute and deliver the Indenture and any other agreement necessary with respect to the Debt Securities or contemplated by the Debt Securities or the Registration Statement, and will take any other appropriate or necessary corporate action; (c) the Indenture will conform to the form thereof filed as an exhibit to the Registration Statement and the Debt Securities will comform to the form thereof that we have reviewed; (d) the Debt Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Debt Securities, the Indenture and any other agreement governing those Debt Securities and in the manner contemplated by the Registration Statement; (e) the Debt Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; (f) if issued in certificated form, the certificates representing the Debt Securities will be duly executed and delivered and, to the extent required by an applicable agreement, duly authenticated or countersigned and, if issued in book-entry form, the Debt Securities will also be duly registered to the extent required by any applicable agreement; and (g) any Debt Securities denominated in a currency other than U.S. dollars will comply in all respects with the applicable law of the country in whose currency such Debt Securities are denominated in respect of the use of or payment in such currency.

In rendering the opinion expressed above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of U.S.$2,500,000 or more.

We note that any designation in the Debt Securities or any applicable agreement governing those Debt Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Debt Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that with respect to any designation in the Debt Securities or any applicable agreement governing those Debt Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Debt Securities, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to such Debt Securities or agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

We note that the effectiveness of any submission to the jurisdiction of courts other than any state or federal court sitting in New York is not a matter of New York law and we express no opinion with respect thereto.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.  There is no corresponding federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.  In addition, to the extent that any Debt Securities or applicable agreement governing those Debt Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinion is limited to the law of the State of New York.

We hereby consent to the use of our name in any prospectus supplement to the prospectus constituting a part of the Registration Statement as counsel for the Company that has passed on the validity of the Debt Securities, and to the use of this opinion as a part (Exhibit 5.3) of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Craig B. Brod
Craig B. Brod, a Partner